Exhibit 99.1

For Immediate Release

Kura Sushi USA Announces Fiscal Fourth Quarter and

Fiscal Year 2025 Financial Results

Irvine, CA. November 6, 2025 – Kura Sushi USA, Inc. (“Kura Sushi” or the “Company”) (NASDAQ: KRUS), a technology-enabled Japanese restaurant concept, today announced financial results for the fiscal fourth quarter and fiscal year ended August 31, 2025.

Fiscal Fourth Quarter 2025 Highlights

➢
Total sales were $79.4 million, compared to $66.0 million in the fourth quarter of 2024;
➢
Comparable restaurant sales increased 0.2% for the fourth quarter of 2025 as compared to the fourth quarter of 2024;
➢
Operating income was $1.5 million, compared to an operating loss of $5.8 million in the fourth quarter of 2024;
➢
Net income was $2.3 million, or $0.18 per diluted share, compared to net loss of $5.2 million, or $(0.46) per diluted share, in the fourth quarter of 2024;
➢
Adjusted net income* was $2.5 million, or $0.20 per diluted share, compared to an adjusted net income* of $1.0 million or $0.09 per diluted share, in the fourth quarter of 2024;
➢
Restaurant-level operating profit* was $15.7 million, or 19.8% of sales;
➢
Adjusted EBITDA* was $7.4 million; and
➢
Three new restaurants opened during the fiscal fourth quarter of 2025.

*Adjusted net income, Restaurant-level operating profit and Adjusted EBITDA are non-GAAP measures and are defined below under “Key Financial Definitions.” Please see the reconciliation of non-GAAP measures accompanying this release. See also “Non-GAAP Financial Measures” below.

Hajime Uba, President and Chief Executive Officer of Kura Sushi, stated, “I’m incredibly proud of what our team achieved during fiscal 2025 as we delivered a strong class of restaurant openings, adding a record of 15 new locations. We also successfully managed our corporate G&A expenses, resulting in an annual adjusted EBITDA growth of over 30%. These accomplishments are particularly noteworthy given the volatile consumer environment and tariff pressures we navigated throughout the year, which have negatively impacted our top-line results and restaurant-level margins. Nevertheless, our team remains resilient and we continue to believe that our focus on execution has positioned us well for continued growth in fiscal 2026.”

Review of Fiscal Fourth Quarter 2025 Financial Results

Total sales were $79.4 million compared to $66.0 million in the fourth quarter of 2024. Comparable restaurant sales increased 0.2%, consisting of traffic of 0.5% and price/mix of negative 0.3% for the fourth quarter of 2025 as compared to the fourth quarter of 2024.

Food and beverage costs as a percentage of sales remained relatively consistent at 28.4% compared to 28.5% in the fourth quarter of 2024.

Labor and related costs as a percentage of sales were 31.1% compared to 31.4% in the fourth quarter of 2024, due to operational efficiencies and pricing, partially offset by wage inflation.

Occupancy and related expenses were $5.6 million compared to $4.6 million in the fourth quarter of 2024. The increase is primarily due to fifteen new restaurants opening since the fourth quarter of 2024.

Other costs as a percentage of sales were 15.0% compared to 14.4% the fourth quarter of 2024, due to sales deleverage and higher marketing costs.

General and administrative expenses were $9.3 million compared to $13.4 million in the fourth quarter of 2024. As a percentage of sales, general and administrative expenses decreased to 11.7%, as compared to 20.3% in the fourth quarter of 2024, primarily due to sales leverage and a decrease in litigation expenses. Litigation expenses were $0.2 million in the fourth quarter of 2025 as compared to $4.7 million in the fourth quarter of 2024.

Operating income was $1.5 million compared to an operating loss of $5.8 million in the fourth quarter of 2024.

Income tax expense was $43 thousand compared to $19 thousand in the fourth quarter of 2024.

Net income was $2.3 million, or $0.18 per diluted share, compared to net loss of $5.2 million, or $(0.46) per diluted share, in the fourth quarter of 2024.

Adjusted net income* was $2.5 million, or $0.20 per diluted share, compared to adjusted net income* of $1.0 million, or $0.09 per diluted share, in the fourth quarter of 2024.

Restaurant-level operating profit* was $15.7 million, or 19.8% of sales, compared to $13.8 million, or 20.9% of sales, in the fourth quarter of 2024.

Adjusted EBITDA* was $7.4 million compared to $5.5 million in the fourth quarter of 2024.

Review of Fiscal Year 2025 Financial Results

Total sales were $282.8 million compared to $237.9 million in fiscal year 2024. Comparable restaurant sales decreased 1.3% consisting of traffic of negative 3.1% and price/mix of 1.8% for fiscal year 2025 as compared to fiscal year 2024. Average unit volumes were $3.9 million and $4.2 million in fiscal year 2025 and 2024, respectively.

Operating loss was $4.8 million compared to operating loss of $11.5 million in fiscal year 2024.

Income tax expense was $0.2 million for both fiscal years 2025 and 2024.

Net loss was $1.9 million, or $(0.16) per diluted share, compared to net loss of $8.8 million, or $(0.79) per diluted share, in fiscal year 2024.

Adjusted net income* was $0.4 million, or $0.03 per diluted share, compared to adjusted net loss* of $1.8 million, or $(0.16) per diluted share, in fiscal year 2024.

Restaurant-level operating profit* was $52.1 million, or 18.4% of sales, compared to $47.7 million, or 20.1% of sales, in fiscal year 2024.

Adjusted EBITDA* was $19.1 million compared to $14.6 million in fiscal year 2024.

Restaurant Development

During the fiscal fourth quarter of 2025, the Company opened three new restaurants in The Woodlands, Texas; Salt Lake City, Utah and Boulder, Colorado. Subsequent to August 31, 2025, the Company opened three new restaurants in Arcadia, California; Freehold, New Jersey and Modesto, California.

Fiscal Year 2026 Outlook

➢
Total sales between $330 million and $334 million;
➢
16 new restaurants, maintaining an annual unit growth rate above 20%, with average net capital expenditures per unit of approximately $2.5 million;
➢
General and administrative expenses as a percentage of sales between 12.0% and 12.5%; and
➢
Restaurant-level operating profit margins of approximately 18%.

2 | Page

Conference Call

A conference call and webcast to discuss Kura Sushi’s financial results is scheduled for 5:00 p.m. EDT today. Hosting the conference call and webcast will be Hajime “Jimmy” Uba, President and Chief Executive Officer, Jeff Uttz, Chief Financial Officer, and Benjamin Porten, SVP Investor Relations & System Development.

Interested parties may listen to the conference call via telephone by dialing 201-689-8471. A telephone replay will be available shortly after the call has concluded and can be accessed by dialing 412-317-6671; the passcode is 13751709. The webcast will be available at www.kurasushi.com under the investor relations section and will be archived on the site shortly after the call has concluded.

About Kura Sushi USA, Inc.

Kura Sushi USA, Inc. is a leading technology-enabled Japanese restaurant concept with 82 locations across 22 U.S. states and Washington DC. The Company offers guests a distinctive dining experience built on authentic Japanese cuisine and an engaging revolving sushi service model. Kura Sushi USA, Inc. was established in 2008 as a subsidiary of Kura Sushi, Inc., a Japan-based revolving sushi chain with more than 650 restaurants internationally and 45 years of brand history. For more information, please visit www.kurasushi.com.

Key Financial Definitions

Adjusted Net Income (Loss), a non-GAAP measure, is defined as net income (loss) before certain items, such as litigation expenses and restaurant impairments, that the Company believes are not indicative of its core operating results. Adjusted net income (loss) per diluted share represents adjusted net income (loss) divided by the number of diluted shares.

EBITDA, a non-GAAP measure, is defined as net income (loss) before interest, income taxes and depreciation and amortization expenses.

Adjusted EBITDA, a non-GAAP measure, is defined as EBITDA plus stock-based compensation expense, non-cash lease expense, closure costs and restaurant impairments, as well as certain items, such as litigation expenses that the Company believes are not indicative of its core operating results. Adjusted EBITDA margin is defined as adjusted EBITDA divided by sales.

Restaurant-level Operating Profit (Loss), a non-GAAP measure, is defined as operating income (loss) plus depreciation and amortization expenses; stock-based compensation expense; pre-opening costs and general and administrative expenses which are considered normal, recurring, cash operating expenses and are essential to supporting the development and operations of restaurants; non-cash lease expense; closure costs and restaurant impairments; less corporate-level stock-based compensation expense recognized within general and administrative expenses. Restaurant-level operating profit (loss) margin is defined as restaurant-level operating profit (loss) divided by sales.

Adjusted General and Administrative Expenses, a non-GAAP measure, is defined as general and administrative expenses before litigation expenses that the Company believes are not indicative of its core operating results. Adjusted General and Administrative Expenses as a percentage of sales is defined as adjusted general and administrative expenses divided by sales.

Comparable Restaurant Sales Performance refers to the percent change in year-over-year sales for the comparable restaurant base. The Company includes restaurants in the comparable restaurant base that have been in operation for at least 18 full calendar months by the end of the accounting period presented due to new restaurants experiencing a period of higher sales upon opening. For restaurants that were temporarily closed the comparative period was also adjusted accordingly.

Average Unit Volumes (“AUVs”) consist of the average annual sales of all restaurants that have been open for 18 full calendar months or longer at the end of the fiscal year presented due to new restaurants experiencing a period of higher sales upon opening. AUVs are calculated by dividing (x) annual sales for the fiscal year presented for all such restaurants by (y) the total number of restaurants in that base. The Company makes fractional adjustments to

3 | Page

sales for restaurants that were not open for the entire fiscal year presented (e.g., a restaurant is closed for renovation) to annualize sales for such associated period.

Non-GAAP Financial Measures

To supplement the financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company presents certain financial measures, such as adjusted net income (loss), EBITDA, adjusted EBITDA, adjusted EBITDA margin, restaurant-level operating profit (loss), restaurant-level operating profit (loss) margin and adjusted general and administrative expenses (“non-GAAP measures”) that are not recognized under GAAP. These non-GAAP measures are intended as supplemental measures of its performance that are neither required by, nor presented in accordance with, GAAP. The Company is presenting these non-GAAP measures because the Company believes that they provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and operating results. These measures also may not provide a complete understanding of the operating results of the Company as a whole and such measures should be reviewed in conjunction with its GAAP financial results. Additionally, the Company presents restaurant-level operating profit (loss) because it excludes the impact of general and administrative expenses which are not incurred at the restaurant-level. The Company also uses restaurant-level operating profit (loss) to measure operating performance and returns from opening new restaurants.

The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that restaurant-level operating profit (loss) and restaurant-level operating profit (loss) margin are financial measures which are not indicative of overall results for the Company, and restaurant-level operating profit (loss) and restaurant-level operating profit (loss) margin do not accrue directly to the benefit of stockholders because of corporate-level and certain other expenses excluded from such measures. In addition, you should be aware when evaluating these non-GAAP financial measures that in the future the Company may incur expenses similar to those excluded when calculating these measures. The Company’s presentation of these measures should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. The Company’s computation of these non-GAAP financial measures may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate these non-GAAP financial measures in the same fashion. Because of these limitations, these non-GAAP financial measures should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using these non-GAAP financial measures on a supplemental basis.

4 | Page

Forward-Looking Statements

Except for historical information contained herein, the statements in this press release or otherwise made by the Company’s management in connection with the subject matter of this press release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors. This press release includes forward-looking statements that are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “target,” “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “continue,” “predict,” “potential,” “plan,” “anticipate” or the negative of these terms, and similar expressions. Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. These risks and uncertainties include but are not limited to: the Company’s ability to successfully maintain increases in our comparable restaurant sales; the Company’s ability to successfully execute our growth strategy and open new restaurants that are profitable; the Company’s ability to expand in existing and new markets; the Company’s projected growth in the number of its restaurants; macroeconomic conditions and other economic factors and societal conditions; the Company’s ability to compete with many other restaurants; the Company’s reliance on vendors, suppliers and distributors, including its majority stockholder Kura Sushi, Inc.; changes in food and supply costs, including the impact of inflation and tariffs; concerns regarding food safety and foodborne illness; changes in consumer preferences and the level of acceptance of the Company’s restaurant concept in new markets; minimum wage increases and mandated employee benefits that could cause a significant increase in labor costs, as well as the impact of labor availability; the failure of the Company’s automated equipment or information technology systems or any material failure, weakness, interruption or cybersecurity breach of our or a third party’s systems; the loss of key members of the Company’s management team; the impact of governmental laws and regulations; volatility in the price of the Company’s common stock; and other risks and uncertainties as described in the Company’s filings with the Securities and Exchange Commission (“SEC”). These and other factors that could cause results to differ materially from those described in the forward-looking statements contained in this press release can be found in the Company’s other filings with the SEC. Undue reliance should not be placed on forward-looking statements, which are only current as of the date they are made. The Company assumes no obligation to update or revise its forward-looking statements, except as may be required by applicable law.

### #### ###

Investor Relations Contact:

Jeff Priester or Steven Boediarto

(657) 333-4010

investor@kurausa.com

5 | Page

Kura Sushi USA, Inc.

Statements of Operations and Comprehensive Income (Loss)

(in thousands, except for per share data; unaudited)

	Three months ended August 31,		Twelve months ended August 31,
	2025	2024	2025	2024
Sales	$79,448	$66,012	$282,763	$237,860
Restaurant operating costs:
Food and beverage costs	22,547	18,818	80,772	69,509
Labor and related costs	24,708	20,709	93,014	76,614
Occupancy and related expenses	5,611	4,613	21,002	16,792
Depreciation and amortization expenses	3,771	3,068	13,598	11,362
Other costs	11,939	9,533	40,943	34,060
Total restaurant operating costs	68,576	56,741	249,329	208,337
General and administrative expenses	9,288	13,416	37,747	39,050
Depreciation and amortization expenses	120	107	448	425
Impairment of long-lived assets	—	1,553	—	1,553
Total operating expenses	77,984	71,817	287,524	249,365
Operating income (loss)	1,464	(5,805)	(4,761)	(11,505)
Other expense (income):
Interest expense	14	12	70	47
Interest income	(866)	(635)	(3,102)	(2,915)
Income (loss) before income taxes	2,316	(5,182)	(1,729)	(8,637)
Income tax expense	43	19	175	167
Net income (loss)	$2,273	$(5,201)	$(1,904)	$(8,804)
Net income (loss) income per Class A and Class B shares
Basic	$0.19	$(0.46)	$(0.16)	$(0.79)
Diluted	$0.18	$(0.46)	$(0.16)	$(0.79)
Weighted average Class A and Class B shares outstanding
Basic	12,098	11,247	11,916	11,204
Diluted	12,386	11,247	11,916	11,204

Other comprehensive income (loss):
Unrealized loss on short-term investments	$(15)	—	$(23)	(43)
Comprehensive income (loss)	$2,258	$(5,201)	$(1,927)	$(8,847)

6 | Page

Kura Sushi USA, Inc.

Selected Balance Sheet Data and Selected Operating Data

(in thousands, except restaurants and percentages; unaudited)

	August 31, 2025	August 31, 2024
Selected Balance Sheet Data:
Cash and cash equivalents	$47,498	$50,986
Total assets	$430,942	$328,522
Total liabilities	$199,872	$165,984
Total stockholders’ equity	$231,070	$162,538

	Three months ended August 31,		Twelve months ended August 31,
	2025	2024	2025	2024
Selected Operating Data:
Restaurants at the end of period	79	64	79	64
Average unit volumes	N/A	N/A	$3,947	$4,228
Comparable restaurant sales performance	0.2%	(3.1)%	(1.3)%	0.7%
EBITDA	$5,355	$(2,630)	$9,285	$282
Adjusted EBITDA	$7,409	$5,496	$19,065	$14,564
Adjusted EBITDA margin	9.3%	8.3%	6.7%	6.1%
Operating income (loss)	$1,464	$(5,805)	$(4,761)	$(11,505)
Operating income (loss) margin	1.8%	(8.8)%	(1.7)%	(4.8)%
Restaurant-level operating profit	$15,698	$13,829	$52,121	$47,703
Restaurant-level operating profit margin	19.8%	20.9%	18.4%	20.1%

7 | Page

Kura Sushi USA, Inc.

Reconciliation of Net Income (Loss) and Net Income (Loss) Per Diluted Share to
Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Diluted Share
(in thousands, except for per share data; unaudited)

	Three months ended August 31,		Twelve months ended August 31,
	2025	2024	2025	2024
Net income (loss)	$2,273	$(5,201)	$(1,904)	$(8,804)
Litigation(3)	209	4,683	2,314	5,450
Impairment of long-lived assets(5)	—	1,553	—	1,553
Adjusted net income (loss)	$2,482	$1,035	$410	$(1,801)
Net income (loss) per Class A and Class B diluted shares	$0.18	$(0.46)	$(0.16)	$(0.79)
Litigation(3)	0.02	0.41	0.19	0.49
Impairment of long-lived assets(5)	—	0.14	—	0.14
Adjusted net income (loss) per Class A and Class B diluted shares	$0.20	$0.09	$0.03	$(0.16)
Weighted average Class A and Class B shares outstanding
Diluted shares	12,386	11,247	11,916	11,204
Adjusted diluted shares	12,386	11,501	12,193	11,204

8 | Page

Kura Sushi USA, Inc.

Reconciliation of General and Administrative Expenses to

Adjusted General and Administrative Expenses and

Adjusted General and Administrative Expenses as a Percentage of Sales

(in thousands, except percentages; unaudited)

	Three months ended August 31,		Twelve months ended August 31,
	2025	2024	2025	2024
General and administrative expenses	$9,288	$13,416	$37,747	$39,050
Litigation(3)	(209)	(4,683)	(2,314)	(5,450)
Adjusted general and administrative expenses	$9,079	$8,733	$35,433	$33,600
Adjusted general and administrative expenses as a percentage of sales	11.4%	13.2%	12.5%	14.1%

9 | Page

Kura Sushi USA, Inc.

Reconciliation of Net Income (Loss) to EBITDA,

Adjusted EBITDA and Adjusted EBITDA margin

(in thousands, except percentages; unaudited)

	Three months ended August 31,		Twelve months ended August 31,
	2025	2024	2025	2024
Net income (loss)	$2,273	$(5,201)	$(1,904)	$(8,804)
Interest income, net	(852)	(623)	(3,032)	(2,868)
Income tax expense	43	19	175	167
Depreciation and amortization expenses	3,891	3,175	14,046	11,787
EBITDA	5,355	(2,630)	9,285	282
Stock-based compensation expense(1)	1,235	1,145	4,735	4,314
Non-cash lease expense(2)	610	745	2,731	2,965
Litigation(3)	209	4,683	2,314	5,450
Impairment of long-lived assets (5)	—	1,553	—	1,553
Adjusted EBITDA	$7,409	$5,496	$19,065	$14,564
Adjusted EBITDA margin	9.3%	8.3%	6.7%	6.1%

10 | Page

Kura Sushi USA, Inc.

Reconciliation of Operating Income (Loss) to Restaurant-level Operating Profit,

Operating Income (Loss) Margin and Restaurant-level Operating Profit Margin

(in thousands, except percentages; unaudited)

	Three months ended August 31,		Twelve months ended August 31,
	2025	2024	2025	2024
Operating income (loss)	$1,464	$(5,805)	$(4,761)	$(11,505)
Depreciation and amortization expenses	3,891	3,175	14,046	11,787
Stock-based compensation expense(1)	1,235	1,145	4,735	4,314
Pre-opening costs(4)	260	554	1,565	3,165
Non-cash lease expense(2)	610	745	2,731	2,965
Impairment of long-lived assets(5)	—	1,553	—	1,553
General and administrative expenses	9,288	13,416	37,747	39,050
Corporate-level stock-based compensation in general and administrative expenses	(1,050)	(954)	(3,942)	(3,626)
Restaurant-level operating profit	$15,698	$13,829	$52,121	$47,703
Operating income (loss) margin	1.8%	(8.8)%	(1.7)%	(4.8)%
Restaurant-level operating profit margin	19.8%	20.9%	18.4%	20.1%

(1)
Stock-based compensation expense includes non-cash stock-based compensation, which is comprised of restaurant-level stock-based compensation included in labor and related costs and corporate-level stock-based compensation included in general and administrative expenses in the statements of operations and comprehensive income (loss).
(2)
Non-cash lease expense includes lease expense from the date of possession of our restaurants that did not require cash outlay in the respective periods.
(3)
Litigation includes expenses related to legal claims or settlements.
(4)
Pre-opening costs consist of labor costs and travel expenses for new employees and trainers during the training period, recruitment fees, legal fees, cash-based lease expenses incurred between the date of possession and opening day of our restaurants, and other related pre-opening costs.
(5)
Impairment of long-lived assets includes losses incurred due to the impairment of property and equipment on one underperforming restaurant location.

11 | Page